Exhibit 5.1




                       [Letterhead of Michael A. McGrail, Esq.]


                                                              (610) 774-5644




                                                October 16, 1997



             PP&L Resources, Inc.
             Two North Ninth Street
             Allentown, Pennsylvania  18101


             Ladies and Gentlemen:

                       I am Senior Counsel of PP&L, Inc., the principal
             subsidiary of PP&L Resources, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Guarantor"). I have acted as counsel to the Guarantor in connection with the Guarantor's Guarantees (the "Guarantees"), as to payment of principal, interest and premium, if any, on up to $400,000,000 in aggregate principal amount of Debt Securities (the "Debt Securities"), to be issued from time to time by PP&L Capital Funding Inc., a corporation organized under the laws of the state of Delaware (the "Company"), such Debt Securities and such Guarantees to be issued under an Indenture (the "Indenture"), of the Company and the Guarantor to The Chase Manhattan Bank, as trustee (the "Trustee"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company and the Guarantor with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities and the Guarantees under the Securities Act of 1933, as amended (the "Act"), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                       I have examined such corporate records,
             certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, I advise you as follows:

                       I am of the opinion that the Guarantor is a
             corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.

                       I am also of the opinion that appropriate action
             has been taken by the Board of Directors of the Guarantor and by the Finance Committee of such Board to authorize the Guarantees contemplated by the Registration Statement.

                       I am further of the opinion that the Guarantees
             will be legal, valid and binding obligations of the Guarantor, each enforceable in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

                       (a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Indenture shall have become qualified under the Trust Indenture Act;

                       (b) the Company, the Guarantor and the Trustee shall have each executed and delivered the Indenture;

                       (c) the Guarantor shall have duly executed and delivered the Guarantees in accordance with the applicable provisions of the Indenture and all necessary corporate authorization;

                       (d) the Trustee shall have duly authenticated the Debt Securities and the Guarantees endorsed thereon, in accordance with the applicable provisions of the Indenture; and

                       (e)  the Company shall have issued, sold and
                  delivered the Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

                       I have also reviewed those statements of law and
             legal conclusions stated to be made upon my authority in the Registration Statement and the documents incorporated by reference therein, and, in my opinion, such statements are correct.

                       The foregoing opinions do not pass upon the
             validity of the Debt Securities or the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debt Securities by any underwriters or agents.

                       I hereby authorize and consent to the use of this
             opinion as Exhibit 5.1 to the Registration Statement, and authorize and consent to the references to me under the captions "Certain Pennsylvania Tax Matters," "Experts" and "Validity of the Debt Securities and the Guarantees" in the Registration Statement and in the prospectus constituting a part thereof.

                       I am a member of the Pennsylvania Bar and do not
             hold myself out as an expert on the laws of any other state. As to all matters governed by the laws of the State of New York, I have relied upon the opinion of even date herewith of Reid & Priest LLP, counsel for the Company and Guarantor, which is being filed as Exhibit 5.2 to the Registration Statement.

                       In rendering its opinion, Reid & Priest LLP may
             rely upon this opinion as to all matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them. Except as aforesaid, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                            Very truly yours,

                                            /s/ Michael A. McGrail

                                            Michael A. McGrail